Exhibit 99.1
FOR IMMEDIATE RELEASE
Seven Hills Realty Trust Announces First Quarter 2022 Results
Aggregate Loan Commitments Reach $685 Million
Net Income Per Share of $0.76
Adjusted Distributable Earnings Per Share of $0.37
____________________________________________________________________________________________________
Newton, MA (April 27, 2022): Seven Hills Realty Trust (Nasdaq: SEVN) today announced financial results for the quarter ended March 31, 2022.
Tom Lorenzini, President of SEVN, made the following statement:
"During the first quarter of 2022, we made continued progress towards fully investing SEVN's capital while at the same time generating strong financial results. We closed nearly $100 million of new loans this quarter, outpacing loan repayments during the period, and total committed capital increased to $685 million as of the end of the quarter. Our dividend remains well covered and the credit quality of our portfolio remains strong with all loans current on debt service and no loans in default.

To support increased investment activity and earnings growth going forward, we expanded and diversified our secured financing facilities. During the quarter we closed a repurchase facility with Wells Fargo and in April we increased the size of our facility with BMO Harris Bank, raising our maximum borrowing capacity to more than $800 million. With a full year operating as a mortgage REIT behind us, we remain well positioned to continue to generate new loan originations along with enhanced returns to our shareholders."

Quarterly Results

	Three Months Ended
(dollars in thousands, except per share data)	March 31, 2022	December 31, 2021	Change
Net income	$11,126	$20,656	(46.1%)
Net income per diluted share	$0.76	$1.42	(46.5%)
Distributable Earnings	$5,273	$2,170	143.0%
Distributable Earnings per diluted share	$0.36	$0.15	140.0%
Adjusted Distributable Earnings	$5,310	$3,041	74.6%
Adjusted Distributable Earnings per diluted share	$0.37	$0.21	76.2%
Income from investments, net	$13,777	$24,568	(43.9%)
Book value per common share	$18.17	$17.65	2.9%
Adjusted Book Value per common share (1)	$18.95	$18.85	0.5%
(1)Adjusted Book Value per common share is a non-GAAP financial measure that excludes the impact of the unaccreted purchase discount resulting from the excess of the fair value of the loans Tremont Mortgage Trust, or TRMT, then held for investment and which SEVN acquired as a result of the merger with TRMT, or the Merger, over the consideration SEVN paid in the Merger. The purchase discount of $36.4 million was allocated to each acquired loan and is being accreted into income over the remaining term of the respective loan. As of March 31, 2022 and December 31, 2021, Adjusted Book Value per common share excludes $11.5 million, or $0.78 per common share, and $17.4 million, or $1.20 per common share, respectively, of unaccreted purchase discount.
Additional information and a reconciliation of net income determined in accordance with U.S. generally accepted accounting principles, or GAAP, to Distributable Earnings and Adjusted Distributable Earnings for the quarters ended March 31, 2022 and 2021 appear later in this press release.
Portfolio Summary

(dollars in thousands)	March 31, 2022	December 31, 2021	September 30, 2021
Number of loans	27	26	22
Total loan commitments	$684,547	$648,266	$525,885
Weighted average maximum maturity (years)	3.7	3.8	3.7
Weighted average coupon rate	4.57%	4.54%	4.86%
Weighted average all in yield	5.10%	5.08%	5.43%
Weighted average floor	0.61%	0.68%	1.01%
Weighted average risk rating	2.8	2.9	3.0
Weighted average loan to value	68%	68%	68%

Recent Investment Activities

SEVN originated the following first mortgage loans during the three months ended March 31, 2022:

Location	Property Type	Origination Date	Committed Principal	Principal as of March 31, 2022	Coupon Rate	All in Yield	Maximum Maturity (date)	Loan to Value
(dollars in thousands)
Delray Beach, FL	Retail	03/18/2022	$16,000	$13,034	S + 4.25%	S + 5.00%	03/18/2026	56%
Starkville, MS	Multifamily	03/22/2022	37,250	35,950	S + 4.00%	S + 4.33%	03/22/2027	70%
Brandywine, MD	Retail	03/29/2022	42,500	42,200	S + 3.85%	S + 4.25%	03/29/2027	62%
Total/weighted average			$95,750	$91,184	S + 3.97%	S + 4.39%		64%

•During the quarter ended March 31, 2022, SEVN received $48.2 million of loan repayment proceeds.

Recent Financing Activities

•On March 11, 2022, SEVN entered into an agreement with Wells Fargo, National Association for a master repurchase facility in the maximum principal amount of $125.0 million, with an option to increase the maximum facility to $250.0 million, subject to terms and conditions.

•On March 15, 2022, SEVN entered into an amended and restated master repurchase agreement with Citibank, N.A. which increased the maximum amount of available advancements to $215.0 million, extended the stated maturity date to March 15, 2025 and made certain other changes to the agreement and related fee letter, including replacing the London Interbank Offered Rate, or LIBOR, with the Secured Overnight Financing Rate, or SOFR, for interest rate calculations on advancements under the facility and modifying certain pricing terms.

•On April 25, 2022, SEVN amended its facility loan program agreement and the security agreement with BMO Harris Bank N.A. to increase the maximum principal amount available under our credit facility from $100.0 million to $150.0 million.

•The aggregate outstanding principal balance under SEVN's secured financing facilities was $369.4 million as of March 31, 2022 and $378.9 million as of April 25, 2022.

•As of March 31, 2022, SEVN was in compliance with all covenants and other terms under its secured financing facilities.

Distributions
•On February 17, 2022, SEVN paid a quarterly distribution of $0.25 per common share, or approximately $3.6 million, to shareholders of record as of January 24, 2022.

•On April 14, 2022, SEVN declared a quarterly distribution of $0.25 per common share, or approximately $3.6 million, to shareholders of record on April 25, 2022. SEVN expects to pay this distribution on May 19, 2022.

Conference Call
At 11:00 a.m. Eastern Time on Thursday, April 28, 2022, President, Tom Lorenzini, and Chief Financial Officer and Treasurer, Doug Lanois, will host a conference call to discuss SEVN’s first quarter 2022 financial results. The conference call telephone number is (877) 270-2148. Participants calling from outside the United States and Canada should dial (412) 902-6510. No pass code is necessary to access the call from either number. Participants should dial in about 15 minutes prior to the scheduled start of the call. A replay of the conference call will be available through 11:59 p.m. Eastern Time on Thursday, May 5, 2022. To access the replay, dial (412) 317-0088. The replay pass code is 9752250.
A live audio webcast of the conference call will also be available in a listen-only mode on SEVN’s website, which is located at www.sevnreit.com. Participants wanting to access the webcast should visit SEVN’s website about five minutes before the call. The archived webcast will be available for replay on SEVN’s website after the call. The transcription, recording and retransmission in any way of SEVN’s first quarter conference call are strictly prohibited without the prior written consent of SEVN.
Supplemental Data
A copy of SEVN’s First Quarter 2022 Supplemental Operating and Financial Data is available for download at SEVN’s website, www.sevnreit.com. SEVN’s website is not incorporated as part of this press release.
About Seven Hills Realty Trust
Seven Hills Realty Trust (Nasdaq: SEVN) is a real estate investment trust, or REIT, that originates and invests in first mortgage loans secured by middle market and transitional commercial real estate. SEVN is managed by Tremont Realty Capital, an affiliate of The RMR Group (Nasdaq: RMR), a leading U.S. alternative asset management company with more than $37 billion in assets under management and more than 35 years of institutional experience in buying, selling, financing and operating commercial real estate. For more information about SEVN, please visit www.sevnreit.com.

Non-GAAP Financial Measures
SEVN presents Distributable Earnings, Distributable Earnings per common share, Adjusted Distributable Earnings, Adjusted Distributable Earnings per common share and Adjusted Book Value per common share, which are considered “non-GAAP financial measures” within the meaning of the applicable rules of the Securities and Exchange Commission, or SEC.
These non-GAAP financial measures do not represent net income, net income per common share or cash generated from operating activities and should not be considered as an alternative to net income or net income per common share determined in accordance with GAAP or as an indication of SEVN’s cash flows from operations determined in accordance with GAAP, a measure of SEVN’s liquidity or operating performance or an indication of funds available for SEVN’s cash needs. In addition, SEVN’s methodologies for calculating these non-GAAP financial measures may differ from the methodologies employed by other companies to calculate the same or similar supplemental performance measures; therefore, SEVN’s reported Distributable Earnings, Distributable Earnings per common share, Adjusted Distributable Earnings and Adjusted Distributable Earnings per common share may not be comparable to the distributable earnings, distributable earnings per common share, adjusted distributable earnings and adjusted distributable earnings per common share as reported by other companies.

SEVN calculates Distributable Earnings and Distributable Earnings per common share as net income and net income per common share, respectively, computed in accordance with GAAP, including realized losses not otherwise included in net income determined in accordance with GAAP, and excluding: (a) the management incentive fees earned by SEVN’s manager, if any; (b) depreciation and amortization, if any; (c) non-cash equity compensation expense; (d) unrealized gains, losses and other similar non-cash items that are included in net income for the period of the calculation (regardless of whether such items are included in or deducted from net income or in other comprehensive income under GAAP), if any; and (e) one-time events pursuant to changes in GAAP and certain non-cash items, if any. Distributable Earnings are reduced for realized losses on loan investments when amounts are deemed uncollectable.
SEVN defines Adjusted Distributable Earnings and Adjusted Distributable Earnings per common share as Distributable Earnings and Distributable Earnings per common share, respectively, excluding the effects of certain non-recurring transactions.
Management believes that Adjusted Book Value per common share is a meaningful measure of SEVN's capital adequacy because it excludes the unaccreted purchase discount resulting from the excess of the fair value of the loans TRMT then held for investment and that SEVN acquired as a result of the Merger over the consideration SEVN paid in the Merger. Adjusted Book Value per common share does not represent book value per common share or alternative measures determined in accordance with GAAP. SEVN's methodology for calculating Adjusted Book Value per common share may differ from the methodologies employed by other companies to calculate the same or similar supplemental capital adequacy measures; therefore, SEVN's Adjusted Book Value per common share may not be comparable to the adjusted book value per common share reported by other companies.
In order to maintain its qualification for taxation as a REIT, SEVN is generally required to distribute substantially all of its taxable income, subject to certain adjustments, to its shareholders. SEVN believes that one of the factors that investors consider important in deciding whether to buy or sell securities of a REIT is its distribution rate. Over time, Distributable Earnings, Distributable Earnings per common share, Adjusted Distributable Earnings and Adjusted Distributable Earnings per common share may be useful indicators of distributions to SEVN's shareholders and are measures that are considered by SEVN's Board of Trustees when determining the amount of distributions. SEVN believes that Distributable Earnings, Distributable Earnings per common share, Adjusted Distributable Earnings and Adjusted Distributable Earnings per common share provide meaningful information to consider in addition to net income, net income per common share and cash flows from operating activities determined in accordance with GAAP. These measures help SEVN evaluate its performance excluding the effects of certain transactions, the variability of any management incentive fees that may be paid or payable and GAAP adjustments that SEVN believes are not necessarily indicative of SEVN’s current loan portfolio and operations. In addition, Distributable Earnings is used in determining the amount of base management and management incentive fees payable by SEVN to its manager under SEVN’s management agreement.
Please see the pages attached hereto for a more detailed statement of SEVN’s operating results and financial condition and for an explanation of SEVN's calculation of Distributable Earnings, Distributable Earnings per common share, Adjusted Distributable Earnings and Adjusted Distributable Earnings per common share and a reconciliation of net income and net income per common share determined in accordance with GAAP to those amounts.

SEVEN HILLS REALTY TRUST
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(amounts in thousands, except per share data)
(unaudited)

	Three Months Ended March 31,
	2022	2021
INCOME FROM INVESTMENTS:
Interest income from investments	$9,579	$2,001
Purchase discount accretion	5,935	—
Less: interest and related expenses	(1,737)	—
Income from investments, net	13,777	2,001

OTHER EXPENSES:
Base management fees	1,063	715
General and administrative expenses	946	592
Reimbursement of shared services expenses	560	326
Other transaction related costs	37	—
Total other expenses	2,606	1,633

Income before income tax expense	11,171	368
Income tax expense	(45)	(18)
Net income	$11,126	$350

Weighted average common shares outstanding - basic	14,505	10,202
Weighted average common shares outstanding - diluted	14,519	10,202

Net income per common share - basic and diluted	$0.76	$0.03

SEVEN HILLS REALTY TRUST
CALCULATION AND RECONCILIATION OF NET INCOME TO DISTRIBUTABLE EARNINGS AND
ADJUSTED DISTRIBUTABLE EARNINGS
(amounts in thousands, except per share data)
(unaudited)

	Three Months Ended March 31,
	2022	2021
Reconciliation of net income to Distributable Earnings and Adjusted Distributable Earnings:
Net income	$11,126	$350
Non-cash equity compensation expense	82	—
Non-cash accretion of purchase discount	(5,935)	—
Distributable Earnings	5,273	350
Other transaction related costs (1)	37	—
Adjusted Distributable Earnings	$5,310	$350

Weighted average common shares outstanding - basic	14,505	10,202
Weighted average common shares outstanding - diluted	14,519	10,202

Distributable Earnings per common share - basic and diluted	$0.36	$0.03
Adjusted Distributable Earnings per common share - basic and diluted	$0.37	$0.03

(1)    Other transaction related costs include expenses related to the Merger and to our conversion from a Maryland statutory trust to a Maryland REIT.

SEVEN HILLS REALTY TRUST
CONDENSED CONSOLIDATED BALANCE SHEETS
(dollars in thousands, except per share data)
(unaudited)

	March 31,	December 31,
	2022	2021
ASSETS
Cash and cash equivalents	$8,953	$26,197
Restricted cash	9	98
Loans held for investment, net	622,710	570,780
Prepaid expenses and other assets	3,353	2,918
Total assets	$635,025	$599,993

LIABILITIES AND SHAREHOLDERS' EQUITY
Accounts payable, accrued liabilities and deposits	$967	$1,561
Secured financing facilities, net	367,679	339,627
Due to related persons	1,126	1,111
Total liabilities	369,772	342,299

Commitments and contingencies

Shareholders' equity:
Common shares of beneficial interest, $0.001 par value per share; 25,000,000 shares authorized; 14,597,079 shares issued and outstanding	15	15
Additional paid in capital	237,706	237,624
Cumulative net income	35,776	24,650
Cumulative distributions	(8,244)	(4,595)
Total shareholders' equity	265,253	257,694
Total liabilities and shareholders' equity	$635,025	$599,993

Warning Concerning Forward-Looking Statements
This press release contains statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws. Also, whenever SEVN uses words such as “believe”, “expect”, “anticipate”, “intend”, “plan”, “estimate”, “will”, “may” and negatives or derivatives of these or similar expressions, SEVN is making forward-looking statements. These forward-looking statements are based upon SEVN’s present intent, beliefs or expectations, but forward-looking statements are not guaranteed to occur and may not occur. Actual results may differ materially from those contained in or implied by SEVN’s forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties and other factors, some of which are beyond SEVN’s control. For example:
•Mr. Lorenzini states that SEVN made continued progress towards fully investing SEVN's capital while generating strong financial results. Mr. Lorenzini also states that SEVN closed nearly $100 million of new loans and total committed capital increased to $685 million. These statements may imply that SEVN will experience continued growth in future periods including in its loan originations and investment income. However, SEVN operates in a highly competitive industry and its business is subject to various risks, many of which are outside its control. These risks and other factors may prevent SEVN from successfully closing additional loans, executing its business plans and realizing its investment objectives. Further, once SEVN invests or commits its remaining capital, its ability to continue to grow and fund loans will be subject to its ability to obtain additional cost-effective capital or to redeploy proceeds from repayments of its loan investments. Additionally, any growth of its loan portfolio may not benefit SEVN if, for example, SEVN does not realize the returns it expects from that growth.

•Mr. Lorenzini states that SEVN's dividend remains well covered. This statement may imply that SEVN will continue to pay quarterly dividends of $0.25 per common share or increase the amount of quarterly dividends in the future. However, the timing, amount and form of any future distributions will be determined at the discretion of SEVN's Board of Trustees and will depend upon various factors that its Board of Trustees deems relevant, including SEVN's historical and projected income, its Distributable Earnings, Distributable Earnings per common share, Adjusted Distributable Earnings and Adjusted Distributable Earnings per common share, the then current and expected needs and availability of cash to pay its obligations and fund its investments, distributions which may be required to be paid to maintain SEVN's qualification for taxation as a REIT, limitations on distributions contained in SEVN's financing arrangements and other factors deemed relevant by SEVN's Board of Trustees. Accordingly, future dividends may be increased, decreased, suspended or discontinued, and there is no assurance as to the rate at which future dividends, if any, will be paid.

•Mr. Lorenzini states that the credit quality of SEVN's portfolio remains strong with its loans current on debt service and no loans in default. This statement may imply that SEVN’s loans will remain current. However, SEVN's borrowers' and their tenants' businesses are subject to risks, including those related to the COVID-19 pandemic and its resulting economic impacts. As a result of these or other factors, SEVN’s loans may not continue to remain current.

•Mr. Lorenzini states that SEVN expanded and diversified its secured financing facilities to support increased investment activity and earnings growth going forward. Mr. Lorenzini also states that SEVN remains well positioned to continue to generate new loan originations along with enhanced returns to SEVN's shareholders. These statements may imply that SEVN will be able to meet the conditions to access the financing under its secured financing facilities, originate additional loans, increase its earnings and enhance returns to its shareholders. However, SEVN may not satisfy these conditions, which may prevent SEVN from successfully closing additional loans, executing and realizing its business objectives, increasing its earnings and enhancing shareholders returns.

The information contained in SEVN's filings with the SEC, including under “Risk Factors” in SEVN's periodic reports, or incorporated therein, identifies other important factors that could cause SEVN’s actual results to differ materially from those stated in or implied by SEVN’s forward looking statements. SEVN’s filings with the SEC are available on the SEC’s website at www.sec.gov.

You should not place undue reliance upon forward-looking statements.

Except as required by law, SEVN does not intend to update or change any forward-looking statements as a result of new information, future events or otherwise.

Contact:
Kevin Barry
Director, Investor Relations
(617) 796-7651
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